EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-14533, 333-49865, 333-57503, 333-107470) of Cherokee Inc. of our report dated March 25, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Los Angeles, California

April 1, 2004